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                                                                 Exhibit 5.1


                               SKADDEN LETTERHEAD




                                                                 March 10, 2000

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

                      Re:    Regeneron Pharmaceuticals, Inc.
                             Registration Statement on Form S-3

Ladies and Gentlemen:

               We have acted as special counsel to Regeneron Pharmaceuticals, Inc., a New York corporation (the "Company"), in connection with the public offering by the Company of up to 4,000,000 shares (the "Company Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), and by a shareholder of the Company of an additional 600,000 shares of Common Stock (the "Over-Allotment Shares") that are subject to an over-allotment option granted to the Underwriters (as defined below).

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-31764), as filed with the Securities and Exchange Commission (the "Commission") on March 6, 2000, under the Securities Act, and Amendment No. 1 to the Registration Statement, as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the


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Regeneron Pharmaceuticals, Inc.
March 10, 20

Company, as issuer, the selling shareholder, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., J.P. Morgan Securities Inc. and FleetBoston Robertson Stephens Inc., as underwriters (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate evidencing the Common Stock; (iv) the Restated Certificate of Incorporation of the Company, as presently in effect; (v) the By-laws of the Company, as presently in effect; and (vi) Stock and Warrant Purchase Agreement dated as of April 15, 1996 between the Company and Amgen Inc. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the original issuance of the Over-Allotment Shares.

               Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

               Based upon and subject to the foregoing, we are of the opinion that:


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Regeneron Pharmaceuticals, Inc.
March 10, 20


               1. When (i) the Registration Statement becomes effective under the Securities Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) the certificates representing the Company Shares, in the form of the specimen certificates examined by us, have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Company Shares will have been duly authorized, and the Company Shares will be validly issued, fully paid and nonassessable.

               2. The Over-Allotment Shares have been duly authorized and validly issued and are fully paid and nonassessable.

               In connection with rendering the opinion set forth above, we draw your attention to Section 630 of the New York Business Corporation Law (the "NYBCL"), which may impose certain liabilities on certain shareholders of New York corporations that have no shares listed on a national securities exchange or regularly quoted in an over-the-counter market. Section 630 of the NYBCL does not presently apply to the Company, and we have assumed that such section will continue to be inapplicable to the Company.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,


                                        /s/ Skadden, Arps, Slate, Meagher & Flom


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